Exhibit 1(d)

                   MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC.

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION

      MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

1. The charter of the Corporation is hereby amended by deleting Article III, Section (2) in its entirety and inserting the following in lieu thereof:

            "(2) To hold, invest and reinvest its assets in securities, and in connection therewith, without limiting the foregoing, to hold part or all of its assets (a) in cash and/or (b) in shares of or beneficial interests in another corporation known in the investment company industry as a master fund in a master/feeder structure, which corporation holds securities and other assets for investment purposes (the "Master Fund")."

2. The charter of the Corporation is hereby further amended by adding the following provision as Article III, Section (5), and renumbering Article III, Section (5) thereof as Article III, Section (6):

            "(5) To transfer all or substantially all the assets of the Corporation (or the assets of any series thereof) to the Master Fund, in exchange for shares of or beneficial interests in the Master Fund or for such other consideration as permitted by the General Laws of the State of Maryland and the Investment Company Act of 1940, as amended (all without the vote or consent of the stockholders of the Corporation), and all such actions, regardless of the frequency with which they are pursued, shall be deemed in furtherance of the ordinary, usual and customary business of the Corporation."

3.    The charter of the Corporation is hereby further amended by deleting
      Article V, Section (4) in its entirety and inserting the following in lieu thereof:

            "(4) Unless otherwise expressly provided in the charter of the Corporation, including those matters set forth in Article III, Sections
      (2), (4) and (5) hereof and including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above, (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to paragraph (c) below, the shares of all other classes and series not entitled to a separate class vote shall vote as a single class, (c) as to any matter which does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the affected classes and series, if any, shall be entitled to vote and (d) the shares of capital stock of the Corporation shall have no voting rights in connection with the transfer of all or substantially all the assets of the Corporation (or the assets of any series thereof) to the Master Fund in exchange for shares of or beneficial interests in such Master Fund or for such other consideration as permitted by Maryland General Corporation Law and the Investment Company Act of 1940, as amended."

4. The charter of the Corporation is hereby further amended by adding the following provision as Article VI, Section (7):

            "(7) Notwithstanding any other provision of these Articles of Incorporation or the By-Laws of the Corporation, or the General Laws of the State of Maryland, the transfer of all or substantially all of the assets of the Corporation (or the assets of any series thereof) to the Master Fund shall be deemed to be in the ordinary course of business of the Corporation, and the Board of Directors of the Corporation is vested with the sole power, to the exclusion of the stockholders, upon the affirmative vote of the majority of the entire Board of Directors, to transfer all or substantially all the assets of the Corporation (or the assets of any series thereof) to the Master Fund in exchange for shares of or beneficial interests in such Master Fund or for such other consideration as permitted by the General Laws of the State of Maryland and the Investment Company Act of 1940, as amended."

5. These Articles of Amendment have been advised by a majority of the entire Board of Directors of the Corporation and approved by a majority of the votes entitled to be cast by holders of the capital stock of the Corporation.

6. The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

7. Except as amended hereby, the Corporation's charter shall remain in full force and effect.

      IN WITNESS WHEREOF, MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Secretary on the 3rd day of May, 2002.

                                     MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC.

                                     By:       /s/ Donald C. Burke
                                        ---------------------------------------

Attest:

        /s/ Susan B. Baker
        --------------------------------
        Secretary

      THE UNDERSIGNED, Vice President of MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.

                                               /s/ Donald C. Burke
                                        ---------------------------------------
                                               Vice President


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